UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2024

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7442 S Tucson Way Suite 130
Centennial, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 767-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 27, 2024, Nuburu, Inc. (the “Company”) held a Meeting of the Stockholders (the “Stockholder Meeting”). At the Stockholder Meeting, the Company’s stockholders elected two directors nominated for election and voted on the proposals set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement filed with the Securities Exchange Commission on November 22, 2024.

Proposal No. 1: To elect Class II directors, to hold office until the annual meeting of the stockholders to be held in 2027 and until their successors are duly elected and qualified (the “Class II Directors Proposal”).

The stockholders elected two directors pursuant to the Class II Directors Proposal by the following votes:

Director Nominee	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Ron Nicol	4,083,862	335,035	44,264	4,919,837
Elizabeth Mora	4,089,069	329,992	44,100	4,919,837

Proposal No. 2: To approve, for purpose of complying with NYSE American listing rules, the issuance of shares of common stock in excess of 19.9% of the Company’s outstanding common stock (the “Share Cap”) on conversion of certain convertible notes issued to Esousa Group Holdings LLC (“Esousa”), and any future adjustments of the conversion price of such notes (the “Esousa Share Cap Proposal”).

The stockholders approved the Esousa Share Cap Proposal by the following votes:

	Votes For	Votes Against	Abstained	Broker Non-Votes
The Esousa Share Cap Proposal	3,662,043	730,382	70,736	4,919,837

Proposal No. 3: To approve and ratify, for purposes of complying with NYSE American listing rules, the issuance of shares of common stock in excess of the Share Cap in connection with the Master Agreement with Liqueous LP (“Liqueous”), which includes the issuance of up to $15 million of securities, issuance of securities upon future adjustments pursuant to the terms of such securities, and issuance of securities upon conversion of certain outstanding held by Liqueous (the “Liqueous Share Cap Proposal”)

The stockholders approved the Liqueous Share Cap Proposal by the following votes:

	Votes For	Votes Against	Abstained	Broker Non-Votes
The Liqueous Share Cap Proposal	3,709,753	687,668	65,740	4,919,837

Proposal No. 4: To approve, for purposes of complying with NYSE American listing rules, the issuance of shares of common stock in excess of the Share Cap in connection with the issuance of up to $50 million of equity securities pursuant to an equity line of credit with Liqueous (the “ELOC Share Cap Proposal”)

The stockholders approved the ELOC Share Cap Proposal by the following votes:

	Votes For	Votes Against	Abstained	Broker Non-Votes
ELOC Share Cap Proposal	3,688,664	707,017	67,480	4,919,837

Proposal No. 5: To approve the issuance of up to $35.0 million of securities in one or more non-public offerings, where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company’s common stock (the “Private Placement Proposal”)

The stockholders approved the Private Placement Proposal by the following votes:

	Votes For	Votes Against	Abstained	Broker Non-Votes
Private Placement Proposal	3,469,990	922,530	70,641	4,919,837

Proposal No. 6: To ratify the selection, by the Audit Committee and the Company’s Board of Directors, of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Auditor Proposal”)

The stockholders approved the Auditor Proposal by the following votes:

	Votes For	Votes Against	Abstained	Broker Non-Votes
The Auditor Proposal	8,561,200	769,501	52,297	0

Proposal No. 7: To approve the adjournment of the Annual Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposals or establish a quorum (the “Adjournment Proposal”)

The stockholders approved the Adjournment Proposal by the following votes:

	Votes For	Votes Against	Abstained	Broker Non-Votes
The Adjournment Proposal	8,362,159	979,710	41,129	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 31, 2024	By:	/s/ Brian Knaley
Brian Knaley Chief Executive Officer